UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)   April 14, 2005 (April 11, 2005)

BNCCORP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota	58501
(Address of principal executive offices)	(Zip Code)

(701) 250-3040

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 11, 2005, Brenda L. Rebel resigned as a member of the Board of Directors of BNCCORP, Inc. (the "Company") and as the Company's Chief Financial Officer and a Senior Vice President. Ms. Rebel's resignation was not as a result of any disagreement with the Company regarding the Company's operations, policies or practices.

The Company has appointed Neil M. Brozen to act as interim Chief Financial Officer until a permanent replacement for Ms. Rebel is retained. Mr. Brozen, a Certified Public Accountant, has served as Senior Vice President of BNC National Bank's Trust and Financial Services division since September 2003. Mr. Brozen began NMB Associates ("NMB"), a management consulting practice, in November, 1993. He operated NMB until January 2001 when he accepted the position of Senior Vice President with Media Technology Source, an audio-visual integrator. Mr. Brozen served in that position until June 2003, at which time he returned to NMB until August 2003.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President

Date:   April 14, 2005